Exhibit 99.1

Granite Reports Second Quarter 2021 Results

•	Q2 revenue of $964.2 million, up 5.3% for the same period year-over-year
•	Q2 diluted net income per share of $1.14, Q2 adjusted diluted net income per share of $0.91 (1)
•	Strong project execution in the Old Risk Portfolio (2) with Q2 gross profit of $2.5 million
•	Cash and marketable securities of $404.0 million, debt of $339.9 million
•	Committed and Awarded Projects ("CAP") up $280.3 million for the same period year-over-year, and slightly down sequentially reflecting Old Risk Portfolio progression
•	Closed on the sale of an office building resulting in $40.8 million of proceeds and gain on sale of $29.7 million during the quarter

WATSONVILLE, Calif. (July 29, 2021) - Granite Construction Incorporated (NYSE: GVA) today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Results

Net income increased to $54.5 million, or $1.14 per diluted share, compared to net income of $3.4 million, or $0.07 per diluted share, for the same period year-over-year. Adjusted net income(1), which excludes other costs(3), non-cash impairments of goodwill, transaction costs (4), gain on sale of property and amortization of debt discount related to our 2.75% convertible notes, totaled $42.3 million, or $0.91 per diluted share, compared to adjusted net income of $19.1 million, or $0.41 per diluted share, for the same period year-over-year.

•	Revenue increased 5.3% to $964.2 million compared to $915.8 million for the same period year-over-year.
•	Gross profit increased to $116.9 million compared to $88.3 million for the same period year-over-year.
•	Selling, general, and administrative (“SG&A”) expenses were $74.1 million or 7.7% of revenue, compared to $78.0 million or 8.5% of revenue for the same period year-over-year.
•	Diluted net income per share increased to $1.14 compared to $0.07 for the same period year-over-year.
•	Adjusted diluted net income per share increased to $0.91 compared to $0.41 for the same period year-over-year.
•	Adjusted EBITDA(1) increased to $79.9 million, compared to $49.9 million for the same period year-over-year.
•	Committed and Awarded Projects (“CAP”) (5) totaled $4.4 billion, up $0.3 billion for the same period year-over-year, and down $6.6 million since the first quarter of 2021.
•	Cash and marketable securities increased $109.2 million to $404.0 million compared to $294.8 million for the same period year-over-year aided by a sale of a property during the quarter with proceeds of $40.8 million, while debt decreased $74.1 million to $339.9 million compared to $414.0 million for the same period year-over-year.

"I am pleased with the performance of the business this quarter as we work through the Heavy Civil Operating Group Old Risk Portfolio," said Kyle Larkin, Granite President and CEO.

“Our second quarter adjusted diluted net income per share of $0.91 and adjusted EBITDA of $79.9 million were propelled by strong results from our vertically-integrated businesses in the California and Northwest Operating Groups. Public and private markets are robust, as is demonstrated by the increases in transportation CAP within the vertically-integrated groups and in both the water and specialty segments for the same period year-over-year. Our cash and balance sheet remain strong as we head into the second half of the year.”

(1) Adjusted net income (loss), adjusted diluted income (loss) per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. Please refer to the description and reconciliation of non-GAAP measures in the attached tables.

(2) The Heavy Civil Operating Group Old Risk Portfolio includes projects with risk criteria that do not align with Granite's new project selection criteria for the Heavy Civil Operating Group.

(3) Other costs includes the settlement charge, legal and accounting investigation fees, integration expenses related to the acquisition of the Layne Christensen Company (“Layne”) and restructuring charges related to our Heavy Civil Operating Group.

(4) Transaction costs includes acquired intangible amortization expenses and acquisition related depreciation related to the acquisition of Layne and LiquiForce.

(5) CAP is comprised of unearned revenue and other awards, as well as awarded construction management/general contractor, construction manager at-risk, and progressive design build projects for which contract execution and funding is probable.

Second Quarter 2021 Segment Results (Unaudited - dollars in thousands)

Transportation Segment
	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Revenue	$525,235	$535,101	$(9,866)	(1.8)%	$876,264	$886,002	$(9,738)	(1.1)%
Gross profit	59,517	31,197	28,320	90.8%	95,383	56,566	38,817	68.6%
Gross profit as a percent of revenue	11.3%	5.8%			10.9%	6.4%

	June 30, 2021	March 31, 2021	Change - Quarter over Quarter		June 30, 2020	Change - Year over Year
Committed and Awarded Projects	$2,894,115	$3,028,893	$(134,778)	(4.4)%	$3,251,646	$(357,531)	(11.0)%

Transportation revenue in the second quarter decreased year-over-year as increases driven by the strong performance in the vertically-integrated California and Northwest Operating Groups were offset by decreased revenue in the Heavy Civil Operating Group. Second quarter gross profit increased for the same period year-over-year primarily due to a decrease in losses in the Heavy Civil Group Old Risk Portfolio.

In the second quarter, the Old Risk Portfolio recognized $115.7 million of revenue and gross profit of $2.5 million compared to revenue of $120.8 million and gross loss of ($35.4) million for the same period in the prior year.

Despite an increase of $201.7 million in CAP in our vertically-integrated businesses for the same period year-over-year, segment CAP decreased $0.4 billion for the same period year-over-year to $2.9 billion as Heavy Civil Operating Group CAP decreased $566.2 million.

Water Segment
	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Revenue	$113,432	$109,724	$3,708	3.4%	$213,185	$211,381	$1,804	0.9%
Gross profit	10,563	12,579	(2,016)	(16.0)%	19,129	21,926	(2,797)	(12.8)%
Gross profit as a percent of revenue	9.3%	11.5%			9.0%	10.4%

	June 30, 2021	March 31, 2021	Change - Quarter over Quarter		June 30, 2020	Change - Year over Year
Committed and Awarded Projects	$531,858	$339,030	$192,828	56.9%	$232,133	$299,725	129.1%

Water revenue in the second quarter increased year-over-year driven by the continued recovery from the pandemic and strong demand for water supply and maintenance services amidst the western U.S. drought conditions. Gross profit during the quarter decreased primarily due to $5.3 million in write downs on a Heavy Civil Operating Group project in the close-out phase and a California Operating Group project.

Segment CAP increased $299.7 million for the same period year-over-year to $531.9 million, reflecting strong backlog in the Water and Mineral Services Operating Group and the addition of the $160 million Leon Hurse Dam project within Heavy Civil Operating Group CAP.

Specialty Segment
	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Revenue	$200,271	$174,914	$25,357	14.5%	$355,945	$307,953	$47,992	15.6%
Gross profit	24,369	25,280	(911)	(3.6)%	41,694	14,561	27,133	186.3%
Gross profit as a percent of revenue	12.2%	14.5%			11.7%	4.7%

	June 30, 2021	March 31, 2021	Change - Quarter over Quarter		June 30, 2020	Change - Year over Year
Committed and Awarded Projects	$1,019,318	$1,083,971	$(64,653)	(6.0)%	$681,255	$338,063	49.6%

Specialty revenue in the second quarter increased for the same period year-over-year, led by recovery of mineral exploration within the mining industry in the Water and Mineral Services Operating Group and project progression of a federal site development project in the Heavy Civil Operating Group. Gross profit decreased as disputed work continued on a previously reported tunnel project.

Segment CAP increased $338.1 million for the same period year-over-year to over $1.0 billion led by site development projects in our vertically-integrated California and Northwest Operating Groups and the addition of a previously reported tunnel project in the Midwest Operating Group.

Materials Segment
	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Revenue	$125,234	$96,032	$29,202	30.4%	$188,691	$146,362	$42,329	28.9%
Gross profit	22,497	19,287	3,210	16.6%	24,058	19,089	4,969	26.0%
Gross profit as a percent of revenue	18.0%	20.1%			12.7%	13.0%

Materials revenue and gross profit in the second quarter increased year-over-year due to continued strong demand and higher volumes in both asphalt and aggregates in the vertically-integrated California and Northwest Operating Groups.

Outlook

The Company reaffirms our guidance for 2021:

- Low- to mid-single digit revenue growth

- Adjusted EBITDA margin of 5.5% to 7.5%

Conference Call

Granite will conduct a conference call today, July 29, 2021, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time to discuss the results of the quarter ended June 30, 2021. The Company invites investors to listen to a live audio webcast of the investor conference call on its Investor Relations website, https://investor.graniteconstruction.com. The investor conference call will also be available by calling 1-866-807-9684; international callers may dial 1-412-317-5415. An archive of the webcast will be available on Granite's Investor Relations website approximately one hour after the call. A replay will be available after the live call through August 5, 2021, by calling 1-877-344-7529, replay access code 10158812; international callers may dial 1-412-317-0088.

About Granite

Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit the Granite website, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, Committed and Awarded Projects (“CAP”) and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” "guidance" and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, CAP and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except share and per share data)

	June 30, 2021	December 31, 2020	June 30, 2020
ASSETS
Current assets
Cash and cash equivalents	$393,181	$436,136	$288,922
Receivables, net	646,940	540,812	596,922
Contract assets	194,483	164,939	191,919
Inventories	88,424	82,362	105,023
Equity in construction joint ventures	195,430	188,798	183,542
Other current assets	47,976	42,199	57,614
Total current assets	1,566,434	1,455,246	1,423,942
Property and equipment, net	517,143	527,016	540,053
Long-term marketable securities	10,850	5,200	5,896
Investments in affiliates	75,625	75,287	74,511
Goodwill	116,839	116,777	248,690
Right of use assets	59,219	62,256	72,244
Deferred income taxes, net	41,085	41,839	40,926
Other noncurrent assets	91,703	96,375	102,392
Total assets	$2,478,898	$2,379,996	$2,508,654

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$8,709	$8,278	$8,253
Accounts payable	379,008	359,160	358,401
Contract liabilities	174,850	171,321	159,818
Accrued expenses and other current liabilities	485,718	404,497	363,128
Total current liabilities	1,048,285	943,256	889,600
Long-term debt	331,222	330,522	405,770
Long-term lease liabilities	41,816	46,769	56,071
Deferred income taxes, net	3,166	3,155	3,335
Other long-term liabilities	66,167	64,684	63,118
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 45,818,719 shares as of June 30, 2021, 45,668,541 shares as of December 31, 2020 and 45,651,914 shares as of June 30, 2020	458	457	458
Additional paid-in capital	556,615	555,407	553,038
Accumulated other comprehensive loss	(2,750)	(5,035)	(5,800)
Retained earnings	401,061	424,835	520,025
Total Granite Construction Incorporated shareholders’ equity	955,384	975,664	1,067,721
Non-controlling interests	32,858	15,946	23,039
Total equity	988,242	991,610	1,090,760
Total liabilities and equity	$2,478,898	$2,379,996	$2,508,654

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Transportation	$525,235	$535,101	$876,264	$886,002
Water	113,432	109,724	213,185	211,381
Specialty	200,271	174,914	355,945	307,953
Materials	125,234	96,032	188,691	146,362
Total revenue	964,172	915,771	1,634,085	1,551,698
Cost of revenue
Transportation	465,718	503,904	780,881	829,436
Water	102,869	97,145	194,056	189,455
Specialty	175,902	149,634	314,251	293,392
Materials	102,737	76,745	164,633	127,273
Total cost of revenue	847,226	827,428	1,453,821	1,439,556
Gross profit	116,946	88,343	180,264	112,142
Selling, general and administrative expenses	74,069	78,023	149,797	151,239
Non-cash impairment charges	—	—	—	24,413
Other costs	5,953	13,659	81,788	18,824
Gain on sales of property and equipment, net	(31,636)	(1,190)	(34,190)	(1,813)
Operating income (loss)	68,560	(2,149)	(17,131)	(80,521)
Other (income) expense
Interest income	(188)	(767)	(444)	(2,058)
Interest expense	5,507	6,549	10,888	11,543
Equity in income of affiliates, net	(6,231)	(2,016)	(8,039)	(2,062)
Other (income) expense, net	(1,894)	(3,160)	(3,124)	2,059
Total other (income) expense	(2,806)	606	(719)	9,482
Income (loss) before provision for (benefit from) income taxes	71,366	(2,755)	(16,412)	(90,003)
Provision for (benefit from) income taxes	15,619	(1,782)	(6,836)	(16,492)
Net income (loss)	55,747	(973)	(9,576)	(73,511)
Amount attributable to non-controlling interests	(1,286)	4,378	(2,158)	11,546
Net income (loss) attributable to Granite Construction Incorporated	$54,461	$3,405	$(11,734)	$(61,965)

Net income (loss) per share attributable to common shareholders
Basic	$1.19	$0.07	$(0.26)	$(1.36)
Diluted	$1.14	$0.07	$(0.26)	$(1.36)
Weighted average shares of common stock
Basic	45,798	45,620	45,748	45,570
Diluted	47,798	46,281	45,748	45,570
Dividends per common share	$0.13	$0.13	$0.26	$0.26

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

Six Months Ended June 30,	2021	2020
Operating activities
Net loss	$(9,576)	$(73,511)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion and amortization	52,853	57,269
Amortization related to the 2.75% Convertible Notes	4,666	4,255
Gain on sales of property and equipment, net	(34,190)	(1,813)
Stock-based compensation	3,642	3,936
Equity in net (income) loss from unconsolidated joint ventures	(6,972)	30,506
Net income from affiliates	(8,039)	(2,062)
Non-cash impairment charges	—	24,413
Other non-cash adjustments	1,483	1,832
Changes in assets and liabilities	(34,871)	(32,342)
Net cash (used in) provided by operating activities	(31,004)	12,483
Investing activities
Purchases of marketable securities	(5,000)	(4,996)
Maturities of marketable securities	—	10,000
Proceeds from called marketable securities	—	20,000
Purchases of property and equipment	(46,437)	(52,236)
Proceeds from sales of property and equipment	48,517	7,278
Other investing activities, net	4,581	(1,453)
Net cash provided by (used in) investing activities	1,661	(21,407)
Financing activities
Proceeds from debt	—	50,000
Debt principal repayments	(4,677)	(4,212)
Cash dividends paid	(11,890)	(11,842)
Repurchases of common stock	(2,497)	(728)
Contributions from non-controlling partners	11,350	5,500
Distributions to non-controlling partners	(5,836)	(7,860)
Other financing activities, net	(62)	392
Net cash (used in) provided by financing activities	(13,612)	31,250
Net (decrease) increase in cash, cash equivalents and restricted cash	(42,955)	22,326
Cash, cash equivalents and $1,512 and $5,835 in restricted cash at beginning of period	437,648	268,108
Cash, cash equivalents and $1,512 in restricted cash at end of both periods	$394,693	$290,434

Non-GAAP Financial Information

The tables below contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Specifically, management believes that non-GAAP financial measures such as EBITDA and EBITDA margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. We are also providing adjusted EBITDA and adjusted EBITDA margin non-GAAP measures to indicate the impact of:

•	Other costs which includes the settlement charge, legal and accounting investigation fees, integration expenses related to the acquisition of Layne and restructuring charges related to our Heavy Civil Operating Group;
•	Non-cash impairments related to goodwill and investments in affiliates in 2020; and
•	Gain on sale of a property.

We provide adjusted net income (loss) before provision for (benefit from) income taxes, adjusted provision for (benefit from) income taxes, adjusted net income (loss) attributable to Granite Construction Incorporated, adjusted diluted weighted average shares of common stock, and adjusted diluted net income (loss) per share, non-GAAP measures, to indicate the impact of the following:

•	Other costs which includes the settlement charge, legal and accounting investigation fees, integration expenses related to the acquisition of the Layne and restructuring charges related to our Heavy Civil Operating Group;
•	Non-cash impairments related to goodwill and investments in affiliates in 2020;
•	Gain on sale of a property;
•	Transaction costs which includes acquired intangible amortization expenses and acquisition related depreciation related to the acquisition of Layne and LiquiForce;
•	Amortization of debt discount related to our 2.75% convertible notes; and
•	The impact of the purchased equity derivative instrument which offsets any potential- dilution from the 2.75% convertible notes above the $31.47 conversion price up to a share price of $53.44.

Management believes that these additional non-GAAP financial measures facilitate comparisons between industry peer companies and management uses these non-GAAP financial measures in evaluating the Company's performance. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with U.S. GAAP. Items that may have a significant impact on the Company's financial position, results of operations and cash flows must be considered when assessing the Company's actual financial condition and performance regardless of whether these items are included in non-GAAP financial measures. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies. The Company does not provide a reconciliation of forward-looking adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure of net income (loss) attributable to Granite Construction Incorporated because the timing and amount of the excluded items are unreasonably difficult to fully and accurately estimate.

GRANITE CONSTRUCTION INCORPORATED
EBITDA AND ADJUSTED EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Granite Construction Incorporated	$54,461	$3,405	$(11,734)	$(61,965)
Depreciation, depletion and amortization expense(2)	28,272	28,822	52,853	57,269
Provision for (benefit from) income taxes	15,619	(1,782)	(6,836)	(16,492)
Interest expense, net of interest income	5,319	5,782	10,444	9,485
EBITDA(1)	$103,671	$36,227	$44,727	$(11,703)
EBITDA margin(1)(3)	10.8%	4.0%	2.7%	-0.8%

Other costs	$5,953	$13,659	$81,788	$18,824
Non-cash impairment charges	—	—	—	24,413
Gain on sale of property	(29,688)	—	(29,688)	—
Adjusted EBITDA(1)	$79,936	$49,886	$96,827	$31,534
Adjusted EBITDA margin(1)(3)	8.3%	5.4%	5.9%	2.0%

(1) We define EBITDA as U.S. GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for net interest expense, taxes, depreciation, depletion and amortization. Adjusted EBITDA and adjusted EBITDA margin exclude the impact of other costs, non-cash impairment charges, and a gain on sale of property.

(2) Amount includes the sum of depreciation, depletion and amortization which are classified as cost of revenue and selling, general and administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3) Represents EBITDA and Adjusted EBITDA divided by consolidated revenue of $1.0 billion and $0.9 billion for the three months ended June 30, 2021 and 2020, respectively, and $1.6 billion for both the six months ended June 30, 2021 and 2020.

GRANITE CONSTRUCTION INCORPORATED

Adjusted Net Income (Loss) Reconciliation

(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income (loss) before provision for (benefit from) income taxes	$71,366	$(2,755)	$(16,412)	$(90,003)
Other costs	5,953	13,659	81,788	18,824
Non-cash impairment charges	—	—	—	24,413
Transaction costs	5,516	5,874	10,766	11,788
Amortization of debt discount	1,753	1,642	3,468	3,249
Gain on sale of property	(29,688)	—	(29,688)	—
Adjusted income (loss) before provision for (benefit from) income taxes	$54,900	$18,420	$49,922	$(31,729)

Provision for (benefit from) income taxes	$15,619	$(1,782)	$(6,836)	$(16,492)
Tax effect of adjusting items (1)	(4,281)	5,506	17,247	8,804
Adjusted provision for (benefit from) income taxes	$11,338	$3,724	$10,411	$(7,688)

Net income (loss) attributable to Granite Construction Incorporated	$54,461	$3,405	$(11,734)	$(61,965)
After-tax adjusting items	(12,185)	15,669	49,087	49,470
Adjusted net income (loss) attributable to Granite Construction Incorporated	$42,276	$19,074	$37,353	$(12,495)

Diluted weighted average shares of common stock	47,798	46,281	45,748	45,570
Add: dilutive effect of restricted stock units and 2.75% Convertible Notes (2)	-	-	1,569	-
Less: 2.75% Convertible Notes dilutive effect (3)	(1,546)	-	(1,066)	-
Adjusted diluted weighted average shares of common stock	46,252	46,281	46,251	45,570

Diluted net income (loss) per share attributable to common shareholders	$1.14	$0.07	$(0.26)	$(1.36)
After-tax adjusting items per share attributable to common shareholders	(0.23)	0.34	1.07	1.09
Adjusted diluted net income (loss) per share attributable to common shareholders	$0.91	$0.41	$0.81	$(0.27)

(1) The tax effect of adjusting items was calculated using the Company’s estimated annual statutory tax rate.

(2) Represents the dilutive effect on adjusted net income attributable to Granite Construction Incorporated for the six months ended June 30, 2021 of 503,000 shares related to restricted stock units and 1,066,000 shares related to the 2.75% Convertible Notes potentially converting into shares.

(3) When calculating diluted net income (loss) per share attributable to common shareholders, U.S. GAAP requires that we include potential share dilution from the 2.75% Convertible Notes when our average share price during the period is above the conversion price of $31.47. During the three and six months ended June 30, 2021, our average share price was above the conversion price resulting in accounting dilution under U.S. GAAP of 1,546,000 and 1,066,000 shares, respectively. For the purposes of calculating adjusted diluted net income (loss) per share attributable to common shareholders, the dilutive effect from the 2.75% convertible notes is removed to reflect the impact of the purchased equity derivative instrument which offsets any potential share dilution from the 2.75% Convertible Notes above the $31.47 conversion price up to a share price of $53.44. The average share price did not exceed $53.44 in any period.

Contacts:

Investors

Wenjun Xu, 831-761-7861

Or

Media

Erin Kuhlman, 831-768-4111

Source: Granite Construction Incorporated